UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

The board of directors of Halcón Resources Corporation (the “Company”) approved, effective May 16, 2012, the appointment of Stephen W. Herod to the office of President. Mr. Herod is assuming responsibility as the Company’s president from Floyd C. Wilson, who is Chairman and Chief Executive Officer of the Company. Mr. Herod’s compensation for service as President of the Company has not yet been determined.

The board of directors of the Company also approved, effective May 17, 2012, the appointment of Joseph S. Rinando, III to the office of Vice President and Chief Accounting Officer. Mr. Rinando is assuming responsibility as the Company’s principal accounting officer from Mark J. Mize, who is Executive Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Rinando’s compensation for service as Vice President and Chief Accounting Officer of the Company has not yet been determined.

Information concerning the newly appointed executive officers of the Company is set forth below:

Stephen W. Herod, 53, joined the Company in May 2012. Previously, Mr. Herod served as Executive Vice President—Corporate Development and Assistant Secretary of Petrohawk Energy Corp. since August 1, 2005. Mr. Herod also served as Vice President—Corporate Development from May 25, 2004 until August 1, 2005. Prior to joining Petrohawk, Mr. Herod was employed by PHAWK, LLC from its formation in June 2003 until May 2004. He served as Executive Vice President—Corporate Development for 3TEC Energy Corporation from December 1999 until its merger with Plains Exploration & Production Company in June 2003 and as Assistant Secretary from May 2001 until June 2003. Mr. Herod also served as a director of 3TEC from July 1997 until January 2002 and as the Treasurer of 3TEC from 1999 until 2001. From July 1997 to December 1999, Mr. Herod was Vice President—Corporate Development of 3TEC. Mr. Herod served as President and a director of Shore Oil Company from April 1992 until the merger of Shore with 3TEC’s predecessor in June 1997. He joined Shore’s predecessor as Controller in February 1991. Mr. Herod was employed by Conquest Exploration Company from 1984 until 1991 in various financial management positions, including Operations Accounting Manager. From 1981 to 1984, Superior Oil Company employed Mr. Herod as a financial analyst.

Joseph S. Rinando, III, 40, joined the Company in March 2012. Previously, Mr. Rinando served as Vice President and Chief Financial Officer of Wilson Industries, a Schlumberger company, since March 2010. Prior to joining Wilson, he served as Executive Vice President and Chief Financial Officer for Foxxe Energy Services, LLC, a private-equity owned international drilling rig contractor, from January 2009 to March 2010. Prior to Foxxe, Mr. Rinando served as Vice President and Corporate Controller of Smith International, Inc. from April 2006 through January 2009 and as Director of Financial Reporting from May 2003 through March 2006. Prior to his employment at Smith, he was an audit Senior Manager in the Energy practice of PricewaterhouseCoopers, LLP, where he was employed from January 1995 to May 2003 serving clients focused on exploration and production, natural gas transmission, power and utilities, petrochemicals and refining, and drilling. Mr. Rinando has a BBA in Accounting from Lamar University and is a Certified Public Accountant in the State of Texas.

Amendment of Long-Term Incentive Plan

On May 17, 2012, the Company amended its 2006 Long-Term Incentive Plan, including changing the name of the plan to Halcón Resources Corporation 2012 Long-Term Incentive Plan (the “2012 Plan”). The following is a summary of the principal amendments to the 2012 Plan:

•	the total number of shares of the Company’s common stock authorized for issuance under the 2012 Plan was increased by an additional 7.8 million shares, for a new share limit of 11.5 million shares;

•	the total number of shares that may be issued pursuant to incentive stock options was increased from 0.8 million shares to 11.5 million shares;

•	the effectiveness of the 2012 Plan was extended until May 17, 2022;

•

the types of awards that may be granted under the 2012 Plan was expanded to include restricted stock units (with respect to which cash dividend rights and dividend unit rights may be granted), stock awards, and other incentive awards;

•	the number of shares of common stock subject to the grant of stock options and stock awards to an employee was capped at 3.4 million per year;

•	the number of shares of common stock subject to the grant of restricted stock, restricted stock units, performance units and other incentive awards was capped at 3.4 million per year; and

•	the maximum performance bonus that can be granted to an employee during a calendar year was increased from $500,000 to $5,000,000.

The Company’s board of directors unanimously approved the 2012 Plan, as amended, on March 2, 2012, subject to stockholder approval. A description of the amendments to the 2012 Plan is included in the Company’s 2012 annual proxy statement filed with the Securities and Exchange Commission on April 12, 2012 under the heading “Proposal 2 – Amendment and Restatement of 2006 Long-Term Incentive Plan.” The description of the 2012 Plan is incorporated herein by reference and is qualified in its entirety to the full text of the amended 2012 Plan, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

An annual meeting of stockholders of the Company was held on May 17, 2012 in Houston, Texas for the purpose of voting on three proposals.

The first of those proposals related to the election of three individuals to serve as Class B directors of the Company for three year terms expiring in 2015. The three directors elected and the tabulation of votes (both in person and by proxy) for this proposal were as follows:

Proposal 1 – Nominees for Directors	Votes For	Withheld	Broker Non- Votes
Floyd C. Wilson	82,614,973	102,173	13,093,988
Tucker S. Bridwell	82,143,510	573,636	13,093,988
Mark A. Welsh IV	82,662,281	54,865	13,093,988

The Company’s continuing directors after the meeting include David B. Miller, E. Murphy Markham IV, Daniel A. Rioux, James L. Irish III, Thomas R. Fuller, Stephen P. Smiley and James W. Christmas.

The second proposal related to the approval of several amendments to the Company’s 2006 Long-Term Incentive Plan, which was renamed the Halcón Resources Corporation 2012 Long-Term Incentive Plan (the “2012 Plan”), including an amendment to increase the number of shares of the Company’s common stock authorized for issuance under the 2012 Plan from 3,700,000 to 11,500,000. The amendments to the 2012 Plan were approved:

Proposal 2	Votes For	Votes Against	Broker Non- Votes	Abstentions
Approval of amendments to 2006 Long-Term Incentive Plan	81,958,447	728,676	13,093,988	30,023

The third proposal related to the ratification of the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012, which was approved:

Proposal 3	Votes For	Votes Against	Abstentions
Ratification of Deloitte & Touche LLP	95,644,696	139,289	27,149

Item 8.01	Other Events.

The board of directors of the Company also approved, effective May 17, 2012, the appointment of the following persons to the offices of the Company set forth opposite their respective names:

Name	Office
Jason Brown	Vice President—Corporate Development
Leah Kasparek	Vice President—Human Resources
Scott Zuehlke	Vice President—Investor Relations

Information concerning the newly appointed officers is set forth below.

Jason Brown, 35, joined the Company in May 2012. Prior to that time, Mr. Brown was a managing member of Longbow Energy and provided consulting services to Petrohawk Energy Corporation and other independent oil and natural gas exploration and production companies since 2008. Mr. Brown also formed Katy LongBow Partners, LLC in 2008 and serves as its president. Prior to joining Longbow, Mr. Brown performed acquisitions and divestiture services for RBC Richardson Barr beginning in 2007. Mr. Brown served as a Team Leader and Asset Manager for Petrohawk from July 2006 to 2007 and for KCS Energy Inc. from 2005 until it was acquired by Petrohawk. Prior to his employment at KCS, Mr. Brown was an engineering consultant at Guardian Energy Consultants and a reservoir engineer at KWB Oil, Inc. from 2002 until 2005 and a project manager at The Williams Companies, Inc. from 1999 until 2001. Mr. Brown has a Bachelor of Science in Chemical Engineering from the University of Tulsa and a Master of Business Administration from the University of Notre Dame.

Leah Kasparek, 43, joined the Company in February 2012. Prior to joining the Company, Ms. Kasparek served as Director of Human Resources at Southwestern Energy. Before joining Southwestern in 2009, Ms. Kasparek served as Division Vice President of Human Resources for CenterPoint Energy from 2004 until 2008. Ms. Kasparek was employed in 1996 by Anheuser-Busch Companies and served as Division Vice President of Human Resources from 2001 until 2004. Ms. Kasparek graduated from the University of Southwestern Louisiana in 1992 with a Bachelor of Arts degree and earned her law degree from the University of Houston Law Center in 1996.

Scott M. Zuehlke, 35, joined the Company in December 2011. Prior to joining the Company, Mr. Zuehlke served as Director of Investor Relations at Geokinetics Inc., an oil and gas seismic company, from 2010 to 2011. From 2009 to 2010, he served as Manager—Finance and Investor Relations at Hercules Offshore, Inc., an oil and gas drilling company. Prior to that, Mr. Zuehlke spent a total of 11 years at Invesco Ltd., an independent global investment management company, serving four years as an Equity Analyst focusing on the energy sector and seven years as a Market Data Associate. Mr. Zuehlke graduated from The University of Texas with a Bachelor of Business Administration degree and went on to earn his Master of Business Administration degree from The University of Houston.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Halcón Resources Corporation 2012 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

May 22, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer